EXHIBIT 4.3

HONEYWELL INTERNATIONAL INC.

REGISTRATION RIGHTS AGREEMENT

November 21, 2017

To the Persons Named on

Schedule I hereto

Ladies and Gentlemen:

Honeywell International Inc., a Delaware corporation (the “Company”), has made offers (the “Exchange Offers”) to exchange its 3.812% Senior Notes due 2047 (the “Securities”) to be issued pursuant to the indenture dated the date hereof (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and cash in an amount specified in the Exchange Offers for its issued and outstanding (i) 6.625% Debentures due 2028, (ii) 5.70% Senior Notes due 2036, (iii) 5.70% Senior Notes due 2037 and (iv) 5.375% Senior Notes due 2041 (collectively, the “Outstanding Securities”) held by eligible holders. The Company agrees with you, for the benefit of the Holders (as defined below), as follows:

1.          Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Additional Interest” has the meaning set forth in Section 7(a) hereof.

“Affiliate” means with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling,” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Registration Rights Agreement, as it may be amended, supplemented or modified from time to time.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions, at the place where any specified act pursuant to this Agreement is to occur, are authorized or obligated by law to close.

“Commission” means the Securities and Exchange Commission.

“Dealer Manager Agreement” means the Dealer Manager Agreement dated October 23, 2017 among the Company and each of the dealer managers named on Schedule I thereto.

“DTC” shall have the meaning set forth in Section 2(c)(i) hereof.

“Exchange Offer Registration Period” means the 180-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement; provided that the Exchange Offer Registration Period shall not extend beyond the date on which Exchanging Dealers are no longer required to deliver a prospectus in connection with the resale of any Exchange Securities.

“Exchange Offer Registration Statement” means a registration statement of the Company on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Securities” means debt securities of the Company identical in all material respects to the Securities (except that the interest rate step-up provisions and the transfer restrictions will be modified or eliminated, as appropriate), to be issued under the Indenture in exchange for Securities pursuant to the Registered Exchange Offer.

“Exchanging Dealer” means any Holder which is a broker-dealer electing to exchange Securities acquired for its own account as a result of market-making activities or other trading activities for Exchange Securities.

“Holder” means a holder of the Securities or of any other securities into which the Securities are exchanged.

“Indemnified Holder Parties” has the meaning set forth in Section 6(a) hereof.

“Indemnified Underwriter Parties” has the meaning set forth in Section 6(a) hereof.

“Indenture” has the meaning set forth in the preamble hereto.

“Losses” has the meaning set forth in Section 6(a) hereof.

“Majority Holders” means the Holders of a majority of the aggregate principal amount of securities registered under a Registration Statement.

“Managing Underwriters” means the investment banker or investment bankers and manager or managers that shall administer an offering of securities under a Shelf Registration Statement.

“Outstanding Securities” has the meaning set forth in the preamble hereto.

2

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the Exchange Securities, covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

“Registered Exchange Offer” means the proposed offer to the Holders to issue and deliver to such Holders, in exchange for the Securities, a like principal amount of the Exchange Securities.

“Registration Default” has the meaning set forth in Section 7(a) hereof.

“Registered Exchange Offer Completion Deadline” has the meaning set forth in Section 2(b) hereof.

“Registered Exchange Offer Effectiveness Deadline” has the meaning set forth in Section 2(a) hereof.

“Registration Statement” means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the Exchange Securities pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement, including, without limitation, post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Securities” has the meaning set forth in the preamble hereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration” means a registration effected pursuant to Section 3 hereof.

“Shelf Registration Effectiveness Deadline” has the meaning set forth in Section 3(a) hereof.

“Shelf Registration Period” has the meaning set forth in Section 3(b) hereof.

“Shelf Registration Statement” means a “shelf” registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some of or all the Securities or Exchange Securities, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, all amendments and supplements to such registration statement, including post-effective amendments, in each case

3

including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Staff” means the staff of the Commission.

“Trustee” has the meaning set forth in the preamble hereto.

“underwriter” means any underwriter of securities in connection with an offering thereof under a Shelf Registration Statement.

2.          Registered Exchange Offer; Resales of Exchange Securities by Exchanging Dealers.

(a)        To the extent not prohibited by any applicable law or applicable interpretation of the Staff, the Company shall prepare and use commercially reasonable efforts to file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 365 days after the date of the original issuance of the Securities (or if such 365th day is not a Business Day, the next succeeding Business Day) (the “Registered Exchange Offer Effectiveness Deadline”).

(b)       Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall (i) use commercially reasonable efforts to commence promptly the Registered Exchange Offer and complete the Registered Exchange Offer not later than 395 days after the date of the original issuance of the Securities (or if such 395th day is not a Business Day, the next succeeding Business Day) (the “Registered Exchange Offer Completion Deadline”) and (ii) use commercially reasonable efforts to issue, promptly after the expiration of such Registered Exchange Offer, the Exchange Securities in exchange for all Securities validly tendered prior to the expiration of such Registered Exchange Offer.

(c)        In connection with the Registered Exchange Offer, the Company shall:

(i)     mail or otherwise make available to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents provided, however, Holders will be deemed to have received the documents referred to above upon delivery of such documents to The Depository Trust Company (“DTC”) for distribution to its participants;

(ii)     keep the Registered Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

(iii)     utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

(iv)     comply in all material respects with all applicable laws.

4

(d)        As soon as practicable after the close of the Registered Exchange Offer:

(i)     the Company shall accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii)     the Company shall deliver to the Trustee for cancellation all Securities so accepted for exchange; and

(iii)     the Company shall instruct the Trustee to promptly authenticate and deliver to each Holder of Securities so accepted for exchange, Exchange Securities equal in principal amount to the Securities of such Holder so accepted for exchange.

(e)        As a condition to participating in the Registered Exchange Offer, a Holder will be required to represent to the Company that (i) the Securities have been and any Exchange Securities received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any Person to participate and is not engaged and does not intend to engage in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or, if it is an “affiliate” of the Company, it will comply (at its own expense) with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) it is not a broker-dealer tendering Securities that it acquired in exchange for Outstanding Securities acquired directly from the Company for its own account, and (v) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus in connection with any resale of such Exchange Securities.

(f)        The Company acknowledges that, pursuant to current interpretations by the Staff of Section 5 of the Securities Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with any resale of any Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Securities acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company shall:

(i)     indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Exchanging Dealer who holds Securities acquired for its own account as a result of market-making activities or other trading activities may exchange such Securities for Exchange Securities pursuant to the Registered Exchange Offer; however, such Exchanging Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Exchanging Dealer in the Registered

5

Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Exchanging Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Exchanging Dealers that the Commission or Staff may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Exchanging Dealer or disclose the amount of Securities held by such Exchanging Dealer except to the extent required by the Commission or the Staff.

(ii)     use commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Securities Act during the Exchange Offer Registration Period for delivery by Exchanging Dealers in connection with sales of Exchange Securities received pursuant to the Registered Exchange Offer, as contemplated by Section 4(h) below.

3.        Shelf Registration. If, (i) because of any change in law or applicable interpretations thereof by the Staff, the Company determines that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof, (ii) for any other reason the Registered Exchange Offer is not completed by the Registered Exchange Offer Completion Deadline, (iii) any Holder informs the Company prior to the day that is 20 days following the completion of the Registered Exchange Offer that it was prohibited by law or Commission policy from participating in the Registered Exchange Offer (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act), or (iv) in the case of any Holder that participates in the Registered Exchange Offer, such Holder does not receive freely tradable Exchange Securities in exchange for tendered Securities, other than by reason of such Holder being an affiliate of the Company within the meaning of the Securities Act (it being understood that, for purposes of this Section 3, the requirement that an Exchanging Dealer deliver a Prospectus in connection with resales of Exchange Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market making activities or other trading activities shall not result in such Exchange Securities being not “freely tradable”), the following provisions shall apply:

(a)     The Company shall use commercially reasonable efforts to file with the Commission and thereafter use commercially reasonable efforts to cause to be declared effective under the Securities Act a Shelf Registration Statement within 210 days after the date, if any on which the Company becomes obligated to file the Shelf Registration Statement (or if such 210th day is not a Business Day, the next succeeding Business Day) (the “Shelf Registration Effectiveness Deadline”), or shall, if permitted by Rule 430B under the Securities Act, otherwise designate an existing effective registration statement with the Commission for use by the Holders as a Shelf Registration Statement, relating to the offer and sale of the Securities or the Exchange Securities, as applicable, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement, and any such existing registration statement, as so designated, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

(b)     The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part

6

thereof to be usable by Holders for a period of two years from the date of the original issuance of the Securities or such shorter period that will terminate when all the Securities or Exchange Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the “Shelf Registration Period”). The Company shall be deemed not to have used commercially reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligation hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

4.         Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

(a)     The Company shall furnish to you, prior to the filing or designation thereof with the Commission, a copy of any Registration Statement, each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use commercially reasonable efforts to reflect in each such document, when so filed or designated with the Commission, such comments as you may reasonably propose and to which the Company does not reasonably object.

(b)     The Company shall ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective (or, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement, when it is so designated), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)       (1)     The Company shall notify you and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, if requested by you or any such Holder, confirm such notification in writing:

(i)     when a Registration Statement and any amendment thereto has been filed (or, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement, when it is so designated) with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective (or, in the case of a previously filed registration statement that is effective at the time it is designated

7

as a Shelf Registration Statement, when it is so designated); and

(ii)     of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

(2)     The Company shall notify you and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, confirm such notification in writing:

(i)     of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(ii)     of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(iii)     of the determination by the Company that use of the Prospectus must be suspended due to the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

Each such Holder or Exchanging Dealer agrees by its acquisition of such securities to be sold by such Holder or Exchanging Dealer, that, upon being so notified by the Company of a determination by the Company to suspend the use of the Prospectus described in clause (iii) of this paragraph (c)(2), such Holder or Exchanging Dealer will forthwith discontinue disposition of such securities under such Registration Statement or Prospectus, until such Holder’s or Exchanging Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph 4(k) hereof, or until it is notified in writing by the Company that the use of the applicable Prospectus may be resumed.

(d)     The Company shall use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

(e)     The Company shall furnish to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, any documents incorporated by reference therein and all exhibits thereto (including those incorporated by reference therein).

(f)     The Company shall, during the Shelf Registration Period, deliver to each

8

Holder of securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.

(g)     The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if the Exchanging Dealer so requests in writing, any documents incorporated by reference therein and all exhibits thereto (including those incorporated by reference therein).

(h)     The Company shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Securities received by it pursuant to the Registered Exchange Offer; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid, and by any other Persons, if any, subject to similar Prospectus delivery requirements.

(i)     Prior to the Registered Exchange Offer or any other offering of securities pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of securities included therein and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the securities covered by such Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

(j)     In the case of a Shelf Registration Statement, the Company shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing Securities or Exchange Securities, as applicable, to be sold pursuant to such Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Shelf Registration Statement.

(k)     Upon the occurrence of any event contemplated by paragraph (c)(2)(iii) above, the Company shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they

9

were made, not misleading.

(l)     Not later than the effective date (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of any such Registration Statement hereunder, the Company shall provide a CUSIP number for the Securities or Exchange Securities, as the case may be, registered under such Registration Statement, and provide the Trustee with printed certificates for such Securities or Exchange Securities, in a form, if requested by the applicable Holder or Holder’s Counsel, eligible for deposit with DTC or any successor thereto under the Indenture.

(m)     The Company shall use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders a consolidated earnings statement (which need not be audited) covering a twelve-month period commencing after the effective date (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(n)     The Company shall cause the Indenture, if not already so qualified, to be qualified under the Trust Indenture Act of 1939, as amended, on or prior to the effective date (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of any Shelf Registration Statement or Exchange Offer Registration Statement.

(o)     The Company may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company in writing such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Registration Statement. The Company may exclude from any such Registration Statement the securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request. Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. Each Holder further agrees that, neither such Holder nor any underwriter participating in any disposition pursuant to any Shelf Registration Statement on such Holder’s behalf, will make any offer relating to the securities to be sold pursuant to such Shelf Registration Statement that would constitute an issuer free writing prospectus (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act, unless it has obtained the prior written consent of the Company (and except for as otherwise provided in any underwriting agreement entered into by the Company and any such underwriter).

(p)     If requested by a Holder of Securities or Exchange Securities, as applicable, covered by a Shelf Registration Statement, promptly incorporate in a Prospectus

10

supplement or post-effective amendment to the Shelf Registration Statement, such information with respect to such Holder as such Holder reasonably requests to be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the information with respect to such Holder to be incorporated in such Prospectus supplement or post-effective amendment.

(q)     (i)     In the case of any Shelf Registration Statement, the Company shall enter into such customary agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any), with respect to all parties to be indemnified pursuant to Section 6 hereof from Holders of Securities to the Company.

(ii)             Without limiting in any way paragraph (q)(i), no Holder may participate in any underwritten registration hereunder unless such Holder (x) agrees to sell such Holder’s securities to be covered by such registration on the basis provided in any underwriting arrangements approved by the Majority Holders and the Managing Underwriters and (y) completes and executes in a timely manner all customary questionnaires, powers of attorney, underwriting agreements and other documents reasonably required by the Company or the Managing Underwriters in connection with such underwriting arrangements.

(r)     In the case of any Shelf Registration Statement, the Company shall (i) make reasonably available for inspection by the Holders of securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries reasonably requested by such Person; (ii) cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for due diligence examinations in connection with primary underwritten offerings; provided, however, that any information that is nonpublic at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to the Holders of securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (iv) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings; (v) obtain comfort letters (or, in the case of any Person that does not satisfy the conditions for receipt of a comfort letter specified in AS 6101, an “agreed-upon procedures” letter under AT Section 201) and updates thereof from the independent certified public accountants of the

11

Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each selling Holder of securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(r) shall be performed at each closing under any underwriting or similar agreement as and to the extent required thereunder.

5.         Registration Expenses. Except as otherwise provided in Section 4, the Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith. Notwithstanding the foregoing, the Holders of the securities being registered shall pay all agency or brokerage fees and commissions and underwriting discounts and commissions attributable to the sale of such securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel specifically referred to above in this Section 5, transfer taxes on resale of any of the securities by such Holders and any advertising expenses incurred by or on behalf of such Holders in connection with any offers they may make.

6.         Indemnification and Contribution. (a) In connection with any Registration Statement, the Company agrees to indemnify and hold harmless each Holder of securities covered thereby (including with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder, and each other Person, if any, who controls any such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Holder Parties”) against any and all losses, claims, damages and liabilities (collectively “Losses”), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) solely arise out of or are solely based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or solely arise out of or are solely based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such Indemnified Holder Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses; provided, however, that the Company shall not be liable to any Indemnified Holder Party in any such case to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Holder

12

expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

The Company also agrees to indemnify any underwriters of Securities registered under a Shelf Registration Statement, their officers, directors, employees and agents and each Person who controls such underwriters (collectively, the “Indemnified Underwriter Parties”) for any Losses on substantially the same basis as that of the indemnification of the Indemnified Holder Parties provided in this Section 6(a), agrees to reimburse each such Indemnified Underwriter Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses, and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(q) hereof; provided, however, that the Company shall not be liable to any Indemnified Underwriter Party in any such case to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any underwriter expressly for use therein.

(b)     Each Holder of securities covered by a Registration Statement (including with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) severally and not jointly agrees to (i) indemnify and hold harmless the Company, each of its directors and each officer who signed the Registration Statement and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each other Indemnified Holder Party, and each Indemnified Underwriter Party to the same extent as the foregoing indemnity from the Company to the Indemnified Holder Parties or Indemnified Underwriter Parties, as the case may be, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity and (ii) reimburse the Company and each other aforementioned Person, as incurred, for any legal or other expenses reasonably incurred by it in connection with the investigation or defending of any such Loss. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c)     Promptly after receipt by an indemnified party under this Section of notice of the commencement of any litigation or proceeding, such indemnified party will, if a claim is to be made hereunder against the Company in respect thereof, notify the Company in writing of the commencement thereof; provided that (i) the omission to so notify the Company will not relieve it from any liability which it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission to so notify the Company will not relieve it from any liability which it may have to an indemnified party otherwise than on account of this Agreement. In case any such proceedings are brought against any indemnified party and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein and, to the extent that it may elect by written notice delivered to such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided that if the defendants in any such proceedings include both such indemnified party and the Company and such indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, such indemnified party shall have the right to select separate

13

counsel to assert such legal defenses and to otherwise participate in the defense of such proceedings on behalf of such indemnified party. Upon receipt of notice from the Company to such indemnified party of its election so to assume the defense of such proceedings and approval by such indemnified party of counsel, the Company shall not be liable to such indemnified party for expenses incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) representing the indemnified parties who are parties to such proceedings), (ii) the Company shall not have employed counsel reasonably satisfactory to such indemnified party to represent such indemnified party within a reasonable time after notice to the Company of commencement of the proceedings or (iii) the Company has authorized in writing the employment of counsel for such indemnified party.

The Company shall not be liable for any settlement of any litigation, action or proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such proceedings, the Company agrees to indemnify and hold harmless each indemnified party from and against any and all Losses by reason of such settlement or judgment. The Company shall not, without the prior written consent of an indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability on claims that are the subject matter of such proceedings and (ii) does not include any statement as to or any admission of default, culpability or a failure to act by or on behalf of any indemnified party.

The indemnity, reimbursement and contribution obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to an indemnified party and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any indemnified party.

(d)     In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received

14

by the Company shall be deemed to be equal to the sum of (x) the aggregate principal amount of Securities issued in the Exchange Offers (before deducting expenses) and (y) the total amount of Additional Interest which the Company was not required to pay as a result of registering the securities covered by the Registration Statement which resulted in such Losses, and benefits received by (i) any Holders shall be deemed to be equal to the value of receiving Securities or Exchange Securities, as applicable, registered under the Securities Act and (ii) any underwriters shall be deemed to equal the total underwriting discounts and commissions actually received by the underwriters in connection with the resale of securities. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each Person who controls a Holder or an underwriter, as the case may be, within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder or underwriter, as the case may be, shall have the same rights to contribution as such Holder or underwriter, as the case may be, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)     The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, the Company or any underwriter or any of the officers, directors or controlling Persons referred to in this Section 6, and will survive the sale by a Holder of securities covered by a Registration Statement.

7.         Registration Defaults and Additional Interest. (a) If any of the following events (each a “Registration Default”) shall occur, then the Company shall pay certain additional interest (“Additional Interest”) to the Holders of the Securities affected thereby in accordance with Section 7(b):

(i)     neither the Registered Exchange Offer with respect to the Securities has been completed by the Registered Exchange Offer Completion Deadline nor the Shelf Registration Statement with respect to the Securities has become effective on or prior to the Shelf Registration Effectiveness Deadline;

(ii)     the Exchange Offer Registration Statement with respect to the Securities has become effective but thereafter ceases to be effective or usable prior to the consummation of the Registered Exchange Offer with respect to the Securities unless such ineffectiveness is cured on or prior the Registered Exchange Offer Effectiveness Deadline; or

(iii)     after the Shelf Registration Statement has become effective, such

15

Registration Statement thereafter ceases to be effective or usable in connection with resales of the Securities for more than 120 days, whether or not consecutive, in any twelve-month period at any time that the Company is obligated to maintain the effectiveness thereof pursuant to this Agreement.

(b)     Additional Interest shall accrue (in addition to stated interest on the Securities) on the aggregate principal amount of the Securities affected by the Registration Default from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.25% of the principal amount of the Securities. Accrued Additional Interest, if any, shall be paid in cash in arrears semiannually on May 21 and November 21 in each year; and the amount of accrued Additional Interest shall be determined on the basis of the number of days actually elapsed. Any accrued and unpaid interest (including Additional Interest) on any of the Securities shall, upon the issuance of an Exchange Security in exchange therefore cease to be payable to the Holder thereof but such accrued and unpaid interest (including Additional Interest) shall be payable on the next interest payment date for such Exchange Security to the Holder thereof on the related record date. Any Additional Interest payable by the Company shall constitute liquidated damages and shall be the exclusive remedy, monetary or otherwise, available to Holders with respect to a Registration Default.

8.         Miscellaneous.

(a)     No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that limits the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

(b)     Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Securities (or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, of Exchange Securities). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of securities being sold rather than registered under such Registration Statement.

(c)     Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, facsimile, or air courier guaranteeing overnight delivery:

(i)     if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 8(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture;

16

(ii)     if to you, initially at the address set forth on Schedule I hereto; and

(iii)     if to the Company, initially at its address set forth in the Dealer Manager Agreement.

All such notices and communications shall be deemed to have been duly given when actually received. So long as the Securities are in global form registered in the name of DTC or its nominee, Holders will be deemed to have received any notices referred to hereunder upon receipt of such notice by DTC for distribution to its participants.

The Trustee or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

(d)     Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company or subsequent Holders of Securities and/or Exchange Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Securities and/or Exchange Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

(e)     Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)     Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF).

(h)     Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(i)     Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or Exchange Securities is required hereunder, Securities or Exchange Securities, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Securities or Exchange Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or Exchange Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

17

Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

Very truly yours,

HONEYWELL INTERNATIONAL INC.

By:	/s/ John J. Tus
Name: John J. Tus
Title: Vice President and Treasurer

The foregoing Agreement is hereby confirmed

and accepted as of the date first above written:

barclays capital inc.

By:	/s/ Pamela Au

Name: Pamela Au
Title: Managing Director

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

Goldman sachs & co. LLC

By:	/s/ Adam Greene

Name: Adam Greene
Title: Vice President

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner

Name: Adam D. Bordner
Title: Vice President

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

Deutsche Bank Securities Inc

By:	/s/ Ritu Ketkar

Name: Ritu Ketkar
Title: Managing Director
Deutsche Bank Securities Inc.

Deutsche Bank Securities Inc

By:	/s/ Ryan Montgomery

Name: Ryan Montgomery
Title: Managing Director
Deutsche Bank Securities Inc.

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya

Name: Som Bhattacharyya
Title: Executive Director

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ David Scott

Name: David Scott
Title: Managing Director

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

Mizuho Securities USA LLC

By:	/s/ Moshe Tomkiewicz

Name: Moshe Tomkiewicz
Title: Managing Director

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz

Name: Yurij Slyz
Title: Executive Director

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

Wells Fargo Securities, LLC

By:	/s/ Michael Harwood

Name: Michael Harwood
Title: Vice President

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

BBVA Securities Inc.

By:	/s/ James A Brodt

Name: James A Brodt
Title: Executive Director

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

BNP Paribas Securities Corp.

By:	/s/ Amir Nouri

Name: Amir Nouri
Title: Managing Director

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

HSBC Securities (USA) Inc.

By:	/s/ Luiz Lanfredi

Name: Luiz Lanfredi
Title: Vice President

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

ICBC Standard Bank Plc

By:	/s/ Marc Giesen

Name: Marc Giesen
Title: Head of Primary Markets

By:	/s/ David Guthrie

Name: David Guthrie
Title: Legal Department

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

Loop Capital Markets LLC

By:	/s/ John Rocco

Name: John Rocco
Title: Managing Director

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

RBC Capital Markets, LLC

By:	/s/ Scott G. Primrose

Name: Scott G. Primrose
Title: Authorized Signatory

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

RBS Securities Inc.

By:	/s/ Anton Brykalin

Name: Anton Brykalin
Title: Authorized Signatory

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

SG Americas Securities, LLC

By:	/s/ Michael Shapiro

Name: Michael Shapiro
Title: Director

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

SMBC Nikko Securities America, Inc.

By:	/s/ Yoshihiro Satake

Name: Yoshihiro Satake
Title: Managing Director

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

Standard Chartered Bank

By:	/s/ Peter D. Holden

Name: Peter D. Holden
Title: Head, US Corporate DCM

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

TD Securities (USA) LLC

By:	/s/ Elsa Wang

Name: Elsa Wang
Title: Director

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written:

U.S. Bancorp Investments, Inc.

By:	/s/ Julie Brendel

Name: Julie Brendel
Title: Vice President

Schedule I

Barclays Capital Inc.

745 Seventh Avenue
New York, NY 10019

Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282

Citigroup Global Markets Inc.

388 Greenwich Street
New York, NY 10013

Deutsche Bank Securities Inc.

60 Wall Street
New York, NY 10005

Attn: Liability Management Group
With a copy at the same address to
Attention of the General Counsel, 36th Floor
Facsimile: (646) 374-1071

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Merrill Lynch, Pierce, Fenner & Smith Incorporated

50 Rockefeller Plaza
NY1-050-12-01
New York, NY 10020

Attention: High Grade Transaction Management/Legal

Mizuho Securities USA LLC

320 Park Avenue
New York, NY 10022

Morgan Stanley & Co. LLC

1585 Broadway
New York, NY 10036

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor
Charlotte, NC 28202

BBVA Securities Inc.

1345 Avenue of the Americas, 44th Floor
New York, NY 10105

BNP Paribas Securities Corp.

787 Seventh Avenue
New York, NY 10019

HSBC Securities (USA) Inc.

452 Fifth Avenue
New York, NY 10018

ICBC Standard Bank Plc

20 Gresham Street
London EC2V J7E United Kingdom

Loop Capital Markets LLC

111 West Jackson Blvd, Suite 1901
Chicago, IL 60604

RBC Capital Markets, LLC

Three World Financial Center
200 Vesey Street
New York, NY 10281

RBS Securities Inc.

600 Washington Boulevard
Stamford, CT 06901

SG Americas Securities, LLC

245 Park Avenue
New York, NY 10167

SMBC Nikko Securities America, Inc.

277 Park Avenue
New York, NY 10172
Attention: Debt Capital Markets

Standard Chartered Bank

One Basinghall Avenue
London EC2V 5DD
United Kingdom

TD Securities (USA) LLC

31 West 52nd Street, 2nd Floor
New York, NY 10019

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor
Charlotte, NC 28202